Exhibit 99.1

Compass Bancshares, Inc.
P.O. Box 10566
Birmingham, Alabama 35296

For Immediate Release
August 8, 2007
For Further Information:	Ed Bilek, Investor Relations, 205/297-3331
Web Site: www.compassbank.com

COMPASS STOCKHOLDERS APPROVE ACQUISITION BY BBVA
Compass Announces Preliminary Voting Results from Special Meeting of Stockholders

     Compass Bancshares, Inc. (NASDAQ: CBSS) today announced that its stockholders have voted to approve and adopt the transaction agreement between Compass and Banco Bilbao Vizcaya Argentaria, S.A. (NYSE: BBV) (MAD: BBVA) (“BBVA”), pursuant to which Compass will become a wholly-owned subsidiary of BBVA. At the special meeting of stockholders held on August 8, 2007, approximately 66 percent of the Compass shares voted at the meeting, with 97 percent voting to approve the transaction. The transaction is expected to be completed on September 7, 2007, assuming receipt of all applicable regulatory approvals, the expiration of all regulatory waiting periods, and the satisfaction of the other conditions contained in the transaction agreement.

     Compass began mailing election forms to stockholders on August 1, whereby stockholders may elect the form of consideration that they are to receive in the transaction, subject to proration. Pursuant to the transaction agreement, Compass stockholders may elect to receive either 2.8 BBVA American Depository Shares or $71.82 in cash per Compass common share, subject to proration. If, as is currently expected, the transaction will close on September 7, 2007, the deadline for the return of election forms will be August 30, 2007. The election deadline will be announced in a press release at least 10 business days in advance of the date of the deadline.

     Banco Bilbao Vizcaya Argentaria, S.A. is a financial group with more than $620 billion in total assets, 42 million clients, 7,500 branches and approximately 101,000 employees in more than 30 countries. The BBVA Group maintains a leadership position in Spain, Mexico, Latin America and has started a growth and diversification strategy in the U.S. and Asia.

     Compass Bancshares, Inc. is a $34.9 billion Southwestern financial holding company which operates 415 full-service banking offices including 162 in Texas, 89 in Alabama, 74 in Arizona, 44 in Florida, 33 in Colorado and 10 in New Mexico. Compass is among the top 30 U.S. bank holding companies by asset size and ranks among the top earners of its size based on return on equity. Shares of Compass’ common stock are traded through the NASDAQ Global Select MarketSM exchange under the symbol CBSS. Additional information about Compass, a member of the S&P 500 Index and Dow Jones Select Dividend Index, can be found at www.compassbankcom.

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Compass Stockholders Approve Acquisition by BBVA

Cautionary Statement Regarding Forward-Looking Information

     Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Compass cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Compass and BBVA, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Compass' and BBVA's filings with the SEC, which are available at the SEC's web site http://www.sec.gov. Compass disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.